Exhibit 99.1
| NEWS RELEASE

ASTEC Announces Business Update and Fourth Quarter and Full Year 2021 Earnings Call

CHATTANOOGA, Tenn. (February 7, 2022) – Astec Industries, Inc. (Nasdaq: ASTE) today announced the following unaudited, preliminary fourth quarter 2021 performance details.

Astec Industries, Inc. (“Astec” or the “Company”) experienced strong demand and achieved record backlog in the fourth quarter of 2021 as the Company continued to serve its customers despite macro driven headwinds. Preliminary results show revenue of $267.8 million for the fourth quarter of 2021, a 12.1% increase compared to the fourth quarter of 2020. However, gross profit margin in the fourth quarter of 2021 was negatively impacted by 350 basis points compared to the fourth quarter of the prior year as a result of manufacturing challenges due to supply chain and logistic disruptions as well as pandemic related labor restrictions combined with net inflation. As a result, the Company incurred higher expenses in an effort to continue to meet elevated customer demand. Based on available information at this time, these challenges continue to persist in the first quarter of fiscal year 2022.

While the above macro-driven headwinds negatively impacted gross profit during the fourth quarter, Astec continues to execute its Simplify, Focus and Grow strategy and capture strong and growing demand. The Company remains focused on providing its customers with exceptional value, superior service and innovative industry-leading technology solutions.

Astec is in the process of completing its accounting processes and preparing its fourth quarter and full year 2021 financial statements. The financial results presented in this release are preliminary and are based on current expectations and may be adjusted as a result of, among other things, completion of our financial closing procedures and audit procedures and other developments that may arise between now and the time these financial results are finalized. Final results, and additional detail, will be provided in the Company’s fourth quarter and full year 2021 earnings news release.

Fourth Quarter and Full Year 2021 Earnings Call

Astec will host a fourth quarter and full year 2021 earnings call and live webcast on February 28, 2022, at 8:30 A.M. Eastern Time to review its fourth quarter 2021 results as well as current business conditions.

About Astec

Astec (www.astecindustries.com) is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that includes our aggregate processing and mining equipment.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in News Releases that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "hope," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com